UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2008, at the 2008 Annual Meeting of Stockholders of GlobalOptions Group, Inc. (the “Company”), the Company’s stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”) and the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”).  The Incentive Plan and Stock Purchase Plan became effective immediately following their approval and replaced the Company’s original 2006 Long-Term Incentive Plan and 2006 Employee Stock Purchase Plan, respectively.

The Incentive Plan permits the Company to grant awards, including, stock options, stock appreciation rights, performance-based cash and stock and other equity based awards, including restricted stock and restricted stock units, to eligible participants.  Eligible participants include all employees, officers and directors of, and consultants and advisors to, the Company.  The Incentive Plan provides for the issuance of up to 3,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and currently 1,346,632 shares of Common Stock remain eligible to be issued under the Incentive Plan.  The Compensation Committee of the Company’s Board of Directors has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of Common Stock to any individual during any calendar year.

The Stock Purchase Plan permits eligible employees of the Company to automatically purchase at the end of each month at a discounted price, a certain number of shares of Common Stock by having the effective purchase price of such shares withheld from their base pay.  All employees of the Company are eligible to participate in the Stock Purchase Plan, provided he or she has met certain employment requirements, including that he or she has been continuously employed by the Company for a period of six months.  The price at which shares of Common Stock will be purchased under the Stock Purchase Plan will be the lower of (i) 85% of the closing price of the common stock as reported on the Nasdaq Capital Market on the first business day of the applicable calendar month or (ii) 85% of the closing price of the common stock as reported on the Nasdaq Capital Market on the last business day of the applicable calendar month.  The Stock Purchase Plan provides for the issuance of up to 2,000,000 shares of Common Stock and currently all 2,000,000 shares of Common Stock remain unissued under the Stock Purchase Plan.

The foregoing descriptions of the Incentive Plan and Stock Purchase Plan are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	GlobalOptions Group, Inc. Amended and Restated 2006 Long-Term Incentive Plan.

10.2	GlobalOptions Group, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2008	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
Name: Jeffrey O. Nyweide
Title: Chief Financial Officer